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                                                                 Exhibit 99.1


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors of WesBanco, Inc.

     In our opinion, based upon our audits and the report of other auditors, the consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the results of operations and of cash flows of WesBanco, Inc., and its subsidiaries (the Corporation) for the year ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. As described in Note 2, on August 30, 1996, the Corporation merged with Bank of Weirton in a transaction accounted for as a pooling of interests. The accompanying financial statements give retroactive effect to the merger of the Corporation with Bank of Weirton. We did not audit the financial statements of the Bank of Weirton which statements reflect net interest income of $5,483,000 for the year ended December 31, 1995. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Bank of Weirton is based solely on the report of the other auditors. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of the Corporation for any period subsequent to December 31, 1995.




/s/ Price Waterhouse LLP
Price Waterhouse LLP
Pittsburgh, Pennsylvania
January 25, 1996, except as to Note 2, the pooling of
interests with Bank of Weirton, which is as of August 30, 1996.